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                                                                    EXHIBIT 21.1

SCANSOFT, INC.
SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2002



SUBSIDIARY NAME                JURISDICTION
ScanSoft Japan KK              Japan
Caere Corporation              Delaware
ScanSoft Hungary Kft           Hungary
Caere Kft                      Hungary
ScanSoft FSC                   Guam
Formonix, Inc.                 Colorado
ScanSoft BVBA                  Belgium
ScanSoft BV                    The Netherlands
Formmatt, Ltd.                 United Kingdom
ScanSoft Europe Ltd.           United Kingdom
ScanSoft GmbH                  Germany
ScanSoft SARL                  France
ScanSoft SpA                   Italy
ScanSoft AB                    Sweden
Oscanso, Ltd.                  United Kingdom
ScanSoft Australia Pty. Ltd.   Australia
ScanSoft Aachen GmbH           Germany
ScanSoft Taiwan                Taiwan, ROC
SpeechWorks
 International, Inc.           Delaware
SpeechWorks
 International Holdings, Inc.  Delaware
SpeechWorks Europe BV          The Netherlands
SpeechWorks Acquisition, Inc.  Delaware
SpeechWorks Japan KK           Japan
SpeechWorks Technology
 (Canada), Inc.                Canada
SpeechWorks Security Corp.     Massachusetts
SpeechWorks (BVI)
 Ltd.                          British Virgin Islands
SpeechWorks Asia
 Pacific PTY. Ltd.             Singapore
Locus Dialogue, Inc.           Canada
Locus Dialogue
 Technologies, Inc.            Delaware
Island Acquisition Corp.       Delaware